Exhibit 99.1

L Brands Announces the Closing of its $750 Million Offering of 6.875% Senior Secured Notes Due 2025 and $500 Million Offering of 9.375% Senior Notes Due 2025

Columbus, Ohio (June 18, 2020) (GLOBE NEWSWIRE) — L Brands, Inc. (NYSE: LB) announced today the closing of its previously announced offering to sell $750 million aggregate principal amount of 6.875% senior secured notes due 2025 (the “Secured Notes”) and $500 million aggregate principal amount of 9.375% senior notes due 2025 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) in a private placement offering to eligible purchasers.

The Notes are not being registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

The company intends to use the net proceeds from the offering, after deducting discounts and commission to the initial purchasers and estimated offering expenses, (i) to repurchase or redeem all of our outstanding 2021 Notes and to pay any related premiums and expenses in connection therewith, (ii) to fund approximately $200 million of retirement plan obligations and (iii) for general corporate purposes, including to refinance other indebtedness with a near-term maturity date.

This press release is not an offer to purchase or a notice of redemption with regard to any securities.

ABOUT L BRANDS:

L Brands, through Bath & Body Works, Victoria’s Secret and PINK, is an international company. The company operates 2,897 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 700 franchised locations worldwide. The company’s products are also available online at www.BathandBodyWorks.com and www.VictoriasSecret.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied

BATH & BODY WORKS / VICTORIA’S SECRET / PINK

Three Limited Parkway Columbus, OH 43230

in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•	general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, significant health hazards or pandemics, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	divestitures, spin-offs or other dispositions, including any divestiture or spin-off of Victoria’s Secret and related operations, could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements;

•	the seasonality of our business;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	liabilities arising from divested businesses;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

BATH & BODY WORKS / VICTORIA’S SECRET / PINK

Three Limited Parkway Columbus, OH 43230

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, environmental hazards or natural disasters;

•	significant health hazards or pandemics, which could result in closed factories, closed stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

BATH & BODY WORKS / VICTORIA’S SECRET / PINK

Three Limited Parkway Columbus, OH 43230

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with laws and regulations or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2020 Annual Report on Form 10-K and Item 1A. Risk Factors in our quarterly report on Form 10-Q for the quarter ending May 2, 2020.

For further information, please contact

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

BATH & BODY WORKS / VICTORIA’S SECRET / PINK

Three Limited Parkway Columbus, OH 43230

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